WEBFILINGS LLC
2009 UNIT INCENTIVE PLAN
ADOPTED: SEPTEMBER 4, 2009
AMENDED: OCTOBER 10, 2012
APPROVED BY MEMBERS: SEPTEMBER 11, 2009
TERMINATION DATE: SEPTEMBER 3, 2019

1.	PURPOSES.
The Company, by means of the Plan, seeks to retain the services of Employees, Consultants, Managing Directors and Other Service Providers of the Company and its Affiliates, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2.DEFINITIONS.
(a)“Affiliate” means any parent or subsidiary entity of the Company, whether now or hereafter existing.
(a)    “Appreciation Unit” means a Unit representing an interest in the Profit (as defined in the Operating Agreement), Loss (as defined in the Operating Agreement) and distributions of the Company in excess of the applicable Threshold Amount for such Appreciation Unit and having the rights and obligations specified with respect to the Appreciation Units in the Operating Agreement. Appreciation Units are intended to be issued and qualify as “profits interests,” as defined in IRS Revenue Procedures 93-27 and 2001-43 and the provisions of this Plan relating to Appreciation Units shall be interpreted, applied and reported consistent with such intent.
(b)    “Award” means an Option, Appreciation Unit or Common Unit under the Plan.
(c)    “Change in Control of the Company” means (i) a business combination (such as a merger or consolidation) of the Company with any other limited liability company or other type of business entity (such as a corporation), other than a business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such controlling surviving entity outstanding immediately after such business combination or (ii) the sale, lease, or other disposition by the Company of all or substantially all of the Company’s assets. For the avoidance of doubt, the term Change in Control of the Company shall not include either (x) a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or (y) a Conversion as defined in the Operating Agreement.
(d)    “Common Unit” means a Common Unit of the Company, as defined in the Operating Agreement.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Committee” means a Committee of one (1) or more Managing Directors appointed in accordance with subsection 3(c).
(g)    “Company” means WebFilings LLC, a California limited liability company.
(h)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term “Consultant” shall not include Managing Directors or Members.
(i)    “Continuous Service” means that the Participant’s service with or for the Company or an Affiliate, whether as an Employee, a Member providing services to the Company (including as a Managing Director) or a Consultant, is not interrupted or terminated. (For the avoidance of doubt, mere status as a Member of the Company is not sufficient to qualify as Continuous Service with the Company.) A change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s services with or for the Company, shall not terminate a Participant’s Continuous Service with the Company. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. A Company-approved leave of absence shall not constitute an interruption or termination of the Participant’s Continuous Service with the Company provided the Participant returns to Continuous Service with the Company immediately following the termination of such leave of absence. In the event the Participant is a member of the Advisory Board of the Company, continued designation as a member of such Advisory Board shall be deemed Continuous Service with the Company.
(j)    “Continuous Service with the Company for Vesting Purposes” means Continuous Service with the Company; provided, however, that any period during which the Acquiring Holder is on a leave of absence shall not qualify as Continuous Service with the Company for Vesting Purposes except as required by law or as set forth in a written agreement signed by the Company.
(k)    “Disability” means an individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expect to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(l)    “Employee” means any person employed by the Company or an Affiliate as an employee.
(m)    “Fair Market Value” means, as of any date, the value of the Units determined reasonably and in good faith by the Managing Directors.
(n)    “Managing Director” means a Person designated as such in the Operating Agreement. Each reference in the Plan to an action by or decision of the Managing Directors shall mean such action or decision as made in accordance with the terms of the Operating Agreement.

(o)    “Member” means a Member of the Company, as defined in the Operating Agreement.
(p)    “Operating Agreement” means the Amended and Restated Operating Agreement of the Company, dated as of September 12, 2009, as the same may be amended from time to time.
(q)    “Option” means an option to purchase Common Units granted pursuant to the Plan.
(r)    “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(s)    “Optionee” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(t)    “Other Service Provider” means any provider of services to the Company or an Affiliate other than an Employee, Managing Director, or Consultant. Other Service Providers shall include, without limitation, a Member who is providing services to the Company either in such Member’s capacity as a Member or in some other capacity or a partner of an Affiliate organized as a partnership if such partner is providing services to the Affiliate either in such partner’s capacity as a partner, or in some other capacity.
(u)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other Person who holds an outstanding Award.
(v)    “Person” means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.
(w)    “Plan” means this 2009 Unit Incentive Plan.
(x)    “Joinder Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Appreciation Units or an individual grant or purchase of Common Units pursuant to the Plan. Each Joinder Agreement shall be subject to the terms and conditions of the Plan and the Operating Agreement.
(y)    “Securities Act” means the Securities Act of 1933, as amended.
(z)    “Threshold Amount” means, with respect to an Appreciation Unit, the dollar amount per Unit at which an Appreciation Unit is entitled to share in cumulative net Profits (as defined in the Operating Agreement) of the Company and distributions in respect thereof. The Threshold Amount of each Appreciation Unit shall be set forth on the Unit and Option Registry (as defined in the Operating Agreement).
(aa)    “Unit” means an Appreciation Unit or Common Unit, and any securities into which such Appreciation Unit or Common Unit may hereafter be converted, granted pursuant to the Plan.

3.    ADMINISTRATION.
(a)    Administration by the Managing Directors. The Managing Directors shall administer the Plan unless and until the Managing Directors delegate administration to a Committee, as provided in subsection 3(c) of the Plan.
(b)    Powers of the Managing Directors. The Managing Directors shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; the provisions of each Option Agreement and Joinder Agreement (which need not be identical), including the time or times when a person shall vest in an Award or be permitted to exercise an Option; and the number of Units subject to an Award.
(ii)    To construe and interpret the Plan, the Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Managing Directors, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement or Joinder Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii)    To amend the Plan, an Option Agreement, or a Joinder Agreement as provided in Section 12.
(iv)    Generally, to exercise such powers and to perform such acts as the Managing Directors deem necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.
(c)    Delegation to Committee.
(i)    General. The Managing Directors may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Managing Directors, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Managing Directors, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Managing Directors shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Managing Directors. The Managing Directors may abolish the Committee at any time and revest in the Managing Directors the administration of the Plan.
(d)    Effect of Managing Directors’ Decision. All determinations, interpretations and constructions made by the Managing Directors in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    UNITS SUBJECT TO THE PLAN.
(a)    Unit Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Units, the Units that may be issued pursuant to Awards shall not exceed an aggregate of 25,750,000 Appreciation Units and/or Common Units.
(b)    Reversion of Units to the Unit Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been vested or exercised in full, the Units not acquired or not vested (as the case may be) under such award shall revert to and again become available for issuance under the Plan.
5.    ELIGIBILITY.
(a)    General. The persons eligible to receive Awards are Employees, Managing Directors, eligible Consultants, and Other Service Providers of the Company and its Affiliates.
(b)    Consultants and Other Service Providers.
(i)    A Consultant or Other Service Provider shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant or Other Service Provider is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant or Other Service Provider is providing to the Company, or because the Consultant or Other Service Provider is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.
(ii)    Rule 701 generally is available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.
6.    OPTION TERMS.
Each Option shall be in such form and shall contain such terms and conditions as the Managing Directors shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
(b)    Exercise Price of Options. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Units subject to the Option on the date the Option is granted.

(c)    Consideration. The purchase price of Units acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Managing Directors at the time of the grant of the Option, (A) according to a deferred payment or other similar arrangement with the Optionee, (B) via a “net exercise” or similar arrangement, or (C) in any other form of legal consideration that may be acceptable to the Managing Directors, in each case, as set forth in the Option Agreement. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
(d)    Transferability of Options. The Managing Directors may, in their sole discretion, impose such limitations on the transferability of Options as the Managing Directors shall determine. In the absence of such a determination by the Managing Directors to the contrary, the following restrictions on the transferability of Options shall apply:
(i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, however, that the Managing Directors may, in their sole discretion, permit transfer of the Option to such extent as permitted by Section 260.140.41(c) of Title 10 of the California Code of Regulations at the time of the grant of the Option and in a manner consistent with applicable tax and securities laws.
(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.
(iii)    Beneficiary Designation. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option and receive the Units or other consideration resulting from an Option exercise. In the absence of such designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option and receive the Units or other consideration resulting from an Option exercise.
(e)    Vesting Generally. The total number of Units subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Managing Directors may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Units as to which an Option may be exercised.
(f)    Termination of Continuous Service. In the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three

(3) months following the termination of the Optionee’s Continuous Service (or such longer or shorter period specified in the Option Agreement, provided, however, that such period shall not be shorter than thirty (30) days to the extent required by Section 260.140.41(e) of Title 10 of the California Code of Regulations at the time of the grant of the Option), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(g)    Disability of Optionee. In the event that an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, provided, however, that such period shall not be shorter than six (6) months to the extent required by Section 260.140.41(e) of Title 10 of the California Code of Regulations at the time of the grant of the Option) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.
(h)    Death of Optionee. In the event (i) an Optionee’s Continuous Service terminates as a result of the Optionee’s death or (ii) the Optionee dies within the period (if any) specified in the Option Agreement after the termination of the Optionee’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death pursuant to subsection (d)(iii) above, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement, provided, however, that such period shall not be shorter than six (6) months to the extent required by Section 260.140.41(e) of Title 10 of the California Code of Regulations at the time of the grant of the Option) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(i)    Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time before the Optionee’s Continuous Service terminates to exercise the Option as to any part or all of the Units subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(f), any unvested Units so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Managing Directors determine to be appropriate.
(j)    Right of Repurchase. Subject to the “Repurchase Limitation” in Section 10(f) of the Plan, the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested Units acquired by the Optionee pursuant to the exercise of the Option.

7.    UNIT TERMS.
Subject to the provisions of the Plan, each Joinder Agreement shall be in such form and shall contain such terms and conditions as the Managing Directors shall deem appropriate. The provisions of separate Joinder Agreements need not be identical but each Joinder Agreement shall include (through incorporation of provisions hereof by reference in the Joinder Agreement or otherwise) the substance of each of the following provisions:
(a)    Consideration. The Managing Directors may grant Appreciation Units in consideration for past services, future services or any other form of lawful consideration acceptable to the Managing Directors in its discretion, and such Units shall have a purchase price equal to zero ($0). The Managing Directors shall comply with the capital contribution provisions of the Operating Agreement with respect to any Award of Common Units.
(b)    Transferability; Designation of Beneficiary. A Participant may transfer a Unit only if and to the extent permitted under the Operating Agreement and in the applicable Joinder Agreement. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall be entitled to receive the Units, subject to any rights of the Company or other parties under the Plan, the Joinder Agreement, and/or the Operating Agreement.
(c)    Vesting. Subject to the “Repurchase Limitation” in Section 10(f), the total number of Units subject to a Joinder Agreement may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Joinder Agreement will provide that from time to time during each of such installment periods, the Units allotted to that period will vest. On such vesting dates, the Units may be subject to such other terms and conditions (which may be based on performance or other criteria) as the Managing Directors may deem appropriate. The vesting provisions of Units under individual Joinder Agreements may vary. Subject to the “Repurchase Limitation” in Section 10(f), all unvested Units acquired pursuant to a Joinder Agreement may be subject to a repurchase option in favor of the Company or to any other restriction the Managing Directors determines to be appropriate.
(d)    Termination of Continuous Service. Subject to the “Repurchase Limitation” in Section 10(f), in the event a Participant’s Continuous Service terminates, the Joinder Agreement with the Participant shall terminate, and the unvested Units covered by such Joinder Agreement shall revert to and again become available for issuance under the Plan.
8.    SECURITIES LAW COMPLIANCE.
The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to (i) grant Options and to issue and sell Units upon the exercise of Options, and (ii) issue Units under Joinder Agreements; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Unit, any Option, or any Units issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of

Units under the Plan, the Company shall be relieved from any liability for failure to issue Units upon exercise of such Options or transfer Units under such Joinder Agreement unless and until such authority is obtained.
9.    USE OF PROCEEDS.
Proceeds from the sale of Units under the Plan shall constitute general funds of the Company.
10.    MISCELLANEOUS.
(a)    Acceleration of Exercisability and Vesting. The Managing Directors shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Award, or any part thereof, will vest in accordance with the Plan, notwithstanding the provisions in the applicable Option Agreement or Joinder Agreement stating the time at which it may first be exercised or the time during which it will vest.
(b)    Member Rights. No Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Units subject to such Option unless and until such Optionee has satisfied all requirements for exercise of the Option pursuant to its terms. A Participant to whom a Unit is issued in accordance with the Plan shall have such rights with respect to such Unit as are provided in the Operating Agreement.
(c)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the service relationship of any person, with or without notice and with or without cause.
(d)    Investment Assurances. The Company may require a Participant, as a condition of acquiring Units under any Option Agreement or Joinder Agreement, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of owning a Unit; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Units for the Participant’s own account and not with any present intention of selling or otherwise distributing Units; and (iii) to execute the Operating Agreement. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Units has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on certificates issued under the Plan (if any) as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of Units.

(e)    Withholding Obligations. To the extent provided by the terms of an Option Agreement or Joinder Agreement, a Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Units by any of the following means (in addition to the Company’s right to withhold from any compensation, distributions and payments paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold Units from the Units otherwise issuable to the Participant, provided, however, that no Units may be withheld with a value exceeding the minimum amount of tax required to be withheld by law.
(f)    Repurchase Limitation. The terms of any repurchase option shall be included in the applicable Option Agreement or Joinder Agreement, and the repurchase price may be either the Fair Market Value of the Units on the date of termination of Continuous Service or the lower of (i) the Fair Market Value of the Units on the date of repurchase or (ii) their original cash purchase price (if any).
(g)    No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
(h)    Action Constituting Grant of Options and Units. Action constituting an offer by the Company of Units to any Participant under the terms of the Option Agreement or Joinder Agreement, as applicable, shall be deemed completed as of the date the Managing Directors (or the Managing Directors’ authorized designee) approves the terms of such award pursuant to the Operating Agreement and this Plan, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant, unless a different time is specified by the Managing Directors (or the Managing Directors’s designee).
(i)    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.
11.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
(a)    Capitalization Adjustments. If any change is made in the Units, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, incorporation, change in state of organization, distribution (whether in property or cash), equity split, liquidating distribution, combination of Units, exchange of Units, change in form of organization or structure, or other transaction not involving the receipt of consideration by the Company), then: (i) the Plan will be proportionately and appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), (ii) the outstanding Options will be appropriately and proportionately adjusted in the class(es) and number of securities and price per security subject to such outstanding Options, and (iii) the outstanding Units will be appropriately and proportionately adjusted in the class(es) and number of securities subject to such Joinder Agreements. The Managing Directors shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
(b)    Dissolution or Liquidation. Unless otherwise provided by the Managing Directors in their sole discretion, in the event of a dissolution or liquidation of the Company, all outstanding unvested Awards shall terminate immediately prior to such event, and any outstanding vested Options that are not exercised in advance of such event (by such date as may be specified by the Managing Directors in their sole discretion) shall terminate immediately prior to such event.
(c)    Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) a reverse merger in which the Company is the surviving entity but the Units outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (including a Change in Control of the Company, and individually, a “Company Transaction”), then:
(i)     Options. Any surviving or acquiring entity may assume any Option (or a portion of any Option) outstanding under the Plan or may substitute similar a option (including an option to acquire the same consideration paid to the Members in the Company Transaction for those outstanding under the Plan). In the event any surviving or acquiring entity refuses to assume any Option (or portion of an Option) or to substitute a similar option for an Option outstanding under the Plan, then such Options shall terminate upon the consummation of the Corporate Transaction if not exercised at or prior to the Company Transaction.
(ii)    Units. With respect to any unvested Units under the Plan, any surviving or acquiring entity in a Company Transaction shall substitute similar equity awards for such Units outstanding under the Plan, and any reacquisition or repurchase rights held by the Company in respect of Units may be assigned by the Company to the surviving or acquiring entity. In the event any surviving or acquiring entity refuses to substitute similar equity awards for unvested Units under the Plan, then such unvested Units shall terminate immediately prior to the consummation of the Company Transaction.
(iii)    Cash-Out of Options. Notwithstanding the foregoing, in the event any Option (or portion thereof) will terminate if not exercised prior to the effective time of a Company Transaction, the Managing Directors may provide, in their sole discretion, that the holder of any such Option (or portion thereof) that is not exercised prior to such effective time will receive a payment, in such form as may be determined by the Managing Directors, equal in value to the excess, if any, of (A) the value of the property the holder of the Option would have received upon the exercise of the Option (or applicable portion), over (B) the exercise price payable by such holder in connection with such exercise.
(iv)    Acceleration of Vesting. Except as otherwise stated in the award agreement or another written agreement between the Participant and the Company, in the event of a Corporate

Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then, in addition to the other provisions of this Section 11(c) above:

(A)    Awards Held by Current Participants. With respect to Awards that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards, and the time at which Options may be exercised, shall (contingent upon the effectiveness of the Corporate Transaction) automatically be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Managing Directors shall determine (or, if the Managing Directors shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and any reacquisition or repurchase rights held by the Company with respect to such Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(B)    Awards Held by Persons other than Current Participants. With respect to Awards that are held by persons other than Current Participants, the vesting of such Awards shall not be accelerated, and any reacquisition or repurchase rights held by the Company with respect to such Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

12.    AMENDMENT OF THE PLAN AND AWARDS.
(a)    Amendment of Plan. At any time, and from time to time, the Managing Directors may amend the Plan. If the approval of the Members of an amendment to the Plan is required by the Operating Agreement, then such amendment shall not be effective unless approved by the Members in accordance with the Operating Agreement. Rights under any Option Agreement or Joinder Agreement granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) such Participant consents in writing.
(b)    Amendment of Awards. At any time, and from time to time, the Managing Directors may amend the terms of any one or more Options or Joinder Agreements; provided, however, that a Participant’s rights under any such award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) such Participant consents in writing.
13.    TERMINATION OR SUSPENSION OF THE PLAN.
(a)    Plan Term. The Managing Directors may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Managing Directors (or if earlier, on the day before the tenth (10th) anniversary of the date the Plan is approved by the Members, to the extent required by Section 260.140.41(f) of Title 10 of the California Code of Regulations). No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.
14.    EFFECTIVE DATE OF PLAN.
The Plan shall become effective as determined by the Managing Directors, provided that no Option shall be exercised and no Unit shall be issued under the Plan unless and until the Plan has been approved by the Members of the Company in accordance with the Operating Agreement.
15.    CHOICE OF LAW
The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.